Exhibit 21.1

Subsidiaries of Bird Global, Inc.

Entity Name	Jurisdiction of Formation
Bird Rides, Inc.	Delaware
Bird China Limited	Hong Kong
Shanghai Bird Trading Co., Ltd. 上海昊驰商贸有限公司	China
Bird Rides Holding (US), LLC	Delaware
Bird Rides Argentina, S. de R.L.	Argentina
Bird Rides Mexico, S. de R.L. de C.V.	Mexico
Bird Rides International Holding, Inc.	Delaware
Bird Rides APAC Holding Limited	Hong Kong
Bird Rides Australia Pty Ltd	Australia
Bird Rides Canada ULC	Canada
Bird Rides Europe B.V.	Netherlands
BIRD KOREA, CO., LTD.	Korea
Bird Poland Rides Sp. z o.o.	Poland
Bird Rides Austria GmbH	Austria
Bird Rides Belgium BV	Belgium
Bird Rides Brazil Aluguel de Equipamentos Limitada	Brazil
Bird Rides Denmark ApS	Denmark
Bird Rides Finland Ab	Finland
Bird Rides France SARL	France
Bird Rides Germany GmbH	Germany
Bird Rides Holding B.V.	Netherlands
Bird Poland Rides Sp. z o.o.	Poland
Bird Rides Belgium BV	Belgium
Bird Rides Brazil Aluguel de Equipamentos Limitada	Brazil
BirdRides Switzerland GmbH	Switzerland
FASTBIRD RIDES PORTUGAL, UNIPESSOAL LDA	Portugal
Bird Rides Israel Ltd.	Israel
Bird Rides Italy S.r.l.	Italy
Bird Rides Luxembourg Sarl	Luxembourg
Bird Rides Norway AS	Norway
Bird Rides Spain, S.L.	Spain
Bird Rides Sweden AB	Sweden
Bird Rides UK Limited	United Kingdom
LMTS BR GP SARL	Luxembourg
LMTS Holding S.C.A.	Luxembourg
LMTS Adria d.o.o.	Croatia
LMTS Australia Pty Ltd.	Australia
LMTS Belgium BV	Belgium
V-Step BVBA	Belgium
LMTS Denmark ApS	Denmark
LMTS Doha LLC	Qatar
LMTS Doha SPC LLC	Qatar

LMTS Germany GmbH	Germany
Sacoora GmbH	Germany
LMTS Goflash Spain S.L.U.	Spain
KOKO Kicksharing S.L.	Spain
LMTS Gulf Scooters LLC	United Arab Emirates
LMTS DELIVERY SERVICES L.L.C	United Arab Emirates
LMTS Gulf Scooters LLC - Abu Dhabi branch	United Arab Emirates
LMTS Gulf Scooters LLC - RAK branch	United Arab Emirates
LMTS Gulf Scooters WLL	Bahrain
LMTS Holding Limited	Hong Kong
LMTS Italy SRL	Italy
LMTS Norway AS	Norway
LMTS Portugal, Unipessoal LDA	Portugal
LMTS Red White GmbH	Austria
LMTS Sweden AB	Sweden
LMTS Switzerland AG	Switzerland
Scoot Networks Iberia, S.L.	Spain
Scoot Networks Italy S.r.l.	Italy
Bird Rides Latin America Holding, Inc.	Delaware
Bird Rides Argentina, S. de R.L.	Argentina
Bird Rides Chile SpA	Chile
Bird Rides Colombia S.A.S.	Colombia
Bird Rides Mexico, S. de R.L. de C.V.	Mexico
Bird US Holdco, LLC	Delaware
Bird US Opco, LLC	Delaware
Scoot Rides, Inc.	Delaware
Scoot Networks Chile SpA	Chile